EXHIBIT 99.1


                                     Media Contact:  David Lanzillo
                                                     607-377-8259
                                                     lanzillodt@worldkitchen.com
                                                     ---------------------------

               WORLD KITCHEN, INC. ANNOUNCES THIRD QUARTER RESULTS


     - SALES AND INCOME RESULTS REFLECT CONTINUED DECLINE IN U.S. ECONOMY AND COMPANY'S EXIT OF ITS CLEANING PRODUCTS BUSINESS

     - COMPANY PROGRESSING WITH PREVIOUSLY-ANNOUNCED RESTRUCTURING PLAN DESIGNED TO IMPROVE COST STRUCTURE AND CUSTOMER SERVICE CAPABILITIES

     - QUARTERLY AND YEAR-TO-DATE NET LOSSES NARROW. SELLING, GENERAL AND ADMINISTRATIVE EXPENSES REDUCED


     ELMIRA, N.Y, November 14, 2001 - WKI Holding Company, Inc., which operates as World Kitchen, Inc., today announced results for its third fiscal quarter ended September 30, 2001.

     "The U.S. economy continues to erode, however, we're not letting that hinder our efforts to improve our business operations," said Steven Lamb, World Kitchen president and CEO. "We continue to focus on managing those things that are within our control, including a variety of programs to reduce costs, streamline our operations and improve our customer service capabilities. These programs will strengthen our operations and position World Kitchen for long-term financial success."

THIRD QUARTER 2001 OPERATING RESULTS

     The Company's third quarter net sales were $188.5 million, compared to year 2000 third quarter net sales of $204.3 million. The net sales decline of $15.8 million generally reflects a slower U.S. economy in 2001 versus 2000, as well as the Company's exit of its cleaning products business. Excluding the impact of exiting the cleaning products line, net sales for the third quarter of 2001 declined $12.9 million versus the third quarter of 2000.

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     Net loss for the quarter was $15.4 million, which includes a $10.0 million charge, reflecting the Company's progress on the implementation of its previously announced restructuring and rationalization plan. Year 2000 third quarter net loss was $73.8 million and included $7.4 million in integration related expenses. Also included was a $57.5 million, non-cash charge to income tax expense related to the provision of a full-valuation allowance on the domestic income tax benefit associated with the Company's net operating losses.

     Gross profit for the third quarter of 2001 was $46.4 million, a decrease of $18.5 million when compared to third quarter 2000 gross profit of $64.9 million. As a percentage of net sales, gross profit decreased to 24.6% in the third quarter of 2001 from 31.8% in the third quarter of 2000.

     The decrease in gross profit is primarily attributable to a volume-driven decrease in net sales and the impact of the Company's efforts to improve cash flow with a comprehensive inventory management program. The first element of this program, implemented in the first quarter of 2001, led to the elimination of a significant number of stock-keeping units (SKUs) across all product lines. These discontinued items were sold at lower than normal prices, which impacted gross margin realization.

     The second element of the program included a comprehensive analysis of the total supply chain, which resulted in production curtailments at various manufacturing facilities. In the short-term, these curtailments increase the cost of inventories and, as a result, gross margins in the third quarter were unfavorably impacted. In the future, however, these actions should reduce overall carrying costs and improve customer service levels.

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     Selling, general and administrative expenses for the third quarter 2001 were $29.8 million, a decrease of $23.4 million from $53.2 million in the third quarter of 2000. As a percentage of net sales, selling, general and administrative expenses decreased in the third quarter to 15.8% from 26.0% in the third quarter of 2000, reflecting the Company's continued emphasis on managing costs and streamlining operations. The Company has implemented new cost control measures, leading to reductions in discretionary advertising and product development spending, lower overall employee expenses and further headcount reductions from the prior year.

     EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) was $25.6 million in the third quarter of 2001, excluding a $10.0 million charge for restructuring and rationalization. Third quarter 2000 EBITDA was $22.2 million and excluded $7.4 million in integration related expenses.

YEAR TO DATE OPERATING RESULTS

     Net sales through the third quarter of 2001 were $522.1 million, a decrease of $44.3 million versus the comparable period in 2000 net sales of $566.4 million. Excluding the impact of exiting the cleaning products line, net sales through the third quarter of 2001 declined $31.8 million versus the comparable period in 2000. The net sales decline, excluding the exit of the the cleaning products line, is largely volume-driven as a result of the continued downturn in the economy.

     Net loss year-to-date through the third quarter of 2001 was $97.4 million, which includes a $47.2 million charge, reflecting the Company's progress on the implementation of its previously announced restructuring and rationalization plan. Net loss for the same period in 2000 was $118.2 million and included $21.4 million in integration related expenses and a $51.5

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million, non-cash charge to income tax expense. This tax charge was related to the provision of a full-valuation allowance on the domestic income tax benefit associated with the Company's net operating losses.

     Year-to-date gross profit through the third quarter of 2001 was $137.3 million, a decrease of $40.1 million when compared to $177.4 million for the same period in 2000. As a percentage of net sales, gross profit decreased to 26.3% through the third quarter of 2001 from 31.3% through the third quarter of 2000. These decreases, as noted above, are primarily attributable to a volume-driven decrease in net sales and the impact of a Company-wide inventory management program.

     EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) through the third quarter of 2001 was $44.7 million, excluding a $47.2 million charge for restructuring and rationalization. EBITDA for the comparable period in 2000 was $48.1 million and excluded $21.5 million in integration related expenses, a $2.9 million provision for close-out of inventories related to the sale of the Company's cleaning products business, and $0.8 million of expenses relating to the sale of assets.

RESTRUCTURING UPDATE

     Earlier this year, the Company embarked upon a comprehensive restructuring and rationalization program, which is well underway. This program is expected to generate significant cost savings, which will be realized during 2002 and beyond and which will improve the Company's ability to withstand external market pressures. Key components of this program and their current status include:

     1. Effective September 30, 2001, the Company exited the Wauconda, Illinois facility where Chicago Cutlery(R) product lines were manufactured. These products are now being sourced from third party vendors.

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     2.   Completed significant restructuring of metal bakeware manufacturing at
          Massillon, Ohio to reduce costs.

     3. Exit from the Martinsburg, West Virginia facility by the end of the first quarter of 2002, where the CorningWare(R) and Visions(R) product lines are manufactured. The Company remains committed to these brands and will entirely source these products from third party vendors in 2002.

     4. Consolidation of certain distribution operations at Waynesboro, Virginia into the Company's existing distribution centers at Monee, Illinois and Greencastle, Pennsylvania. This consolidation is expected to occur in 2002.

     5. Ongoing business redesign activities associated with rationalizing processes and employment levels throughout the organization to improve overall efficiency and reduce costs.

     Restructuring and rationalization expenses were $10.0 and $47.2 million for the third quarter and year-to-date respectively. The charges consist of asset disposals, employee termination expenses, other exit costs and business redesign expenses.

CONFERENCE CALL

     The Company has scheduled a conference call for Friday, November 16th at 11:00am EST to discuss third quarter results.

     To access the conference call, please dial 1-800-369-1954. When prompted, use the passcode, "WORLD KITCHEN" and the call leader's name: Mr. Joe McGarr. Participants will be asked for their name and organization affiliation. If you encounter any difficulty with the dial-in, please call 1-800-475-5000.

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     There will be a recording of the call available until December 14th. The dial-in number for replays will be 1-888-568-0923.

     World Kitchen's principal products are glass, glass ceramic and metal cookware, bakeware, kitchenware, tabletop products and cutlery sold under well-known brands including CorningWare(R), Pyrex(R), Corelle(R), Visions(R), Revere(R), EKCO(R), Baker's Secret(R), Chicago Cutlery(R), OXO(R) and Grilla Gear(R). World Kitchen has been an affiliate of Borden, Inc. and a member of the Borden Family of Companies since April 1998.

     The Company currently has major manufacturing and distribution operations in the United States, Canada, South America and Asia-Pacific regions.
Additional information can be found at: www.worldkitchen.com.
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Certain matters discussed in this press release are forward-looking statements based on World Kitchen's current expectations and estimates as to prospective events about which World Kitchen can give no firm assurance. These forward-looking statements are based on management's expectations as of the date hereof, and World Kitchen does not undertake any responsibility to update any of these statements in the future. Actual future performance and results could differ from that contained in or suggested by these forward-looking statements as a result of the factors set forth in filings with the Securities and Exchange Commission. See the cautionary statement relating to forward-looking statements filed with the SEC in WKI Holding Company's Quarterly Report on Form 10-Q for the period ended September 30, 2001.

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